                      FIRST SUPPLEMENTAL INDENTURE OF TRUST

                                      among

                               NASH-FINCH COMPANY,
                                   as Issuer,

                           THE SUBSIDIARY GUARANTORS,
                          named therein as Guarantors,

                       ERICKSON'S DIVERSIFIED CORPORATION,
                           as an Additional Guarantor,

                                       and

                      U.S. BANK TRUST NATIONAL ASSOCIATION,
                                   as Trustee,

                            Dated as of June 10, 1999

                                  Relating to:

                                  $165,000,000

               8 1/2% Senior Subordinated Notes due 2008, Series A 8 1/2% Senior Subordinated Notes due 2008, Series B

         THIS FIRST SUPPLEMENTAL INDENTURE OF TRUST is made and entered into as of June 10, 1999 among Nash-Finch Company, a Delaware corporation (the "COMPANY"), the Subsidiary Guarantors named herein (the "GUARANTORS"), as guarantors, Erickson's Diversified Corporation, a Wisconsin corporation (the "ADDITIONAL GUARANTOR"), and U.S. Bank Trust National Association, as trustee (the "TRUSTEE").

                                    RECITALS


         The Company, the Guarantors and the Trustee are parties to the certain Indenture dated as of April 24, 1998 (the "ORIGINAL INDENTURE").

         The Company has acquired all of the outstanding capital stock of the Additional Guarantor.

         Pursuant to Section 10.18 and 12.04 of the Original Indenture, and pursuant to this First Supplemental Indenture, the Additional Guarantor has executed this First Supplemental Indenture and a Guarantee substantially in the form entered into by the Guarantors, as set forth in Exhibit A hereto (the "GUARANTEE").

         The Company, the Guarantors and the Additional Guarantor have duly executed this First Supplemental Indenture, and in the case of the Additional Guarantor, its Guarantee.

         All things necessary have been done to constitute this First Supplemental Indenture, when executed by the Company, the Guarantors and the Additional Guarantor, and the Guarantee when executed by the Additional Guarantor, the respective valid obligations of each of them.

         NOW THEREFORE, the parties hereto intending to be legally bound hereby and in consideration of the premises, do hereby agree, for the mutual and proportionate benefit of all Holders (as defined in the Indenture) of the Notes (as defined in the Indenture) as follows:

         Section 1. DEFINITIONS. All terms capitalized but not otherwise defined in this First supplemental Indenture shall have the meanings assigned to such terms in the Original Indenture.

         Section 2. EFFECT OF THIS FIRST SUPPLEMENTAL INDENTURE.

         (A) Except as expressly supplemented or amended hereby, all of the terms and provisions of the Original Indenture shall remain in full force and effect.

         (B) To the extent of any inconsistency between the terms and provisions of this First Supplemental Indenture and the terms and provisions of the Original Indenture, this First Supplemental Indenture shall control.

         (C) This First Supplemental Indenture shall take effect as of June 10, 1999.

         (D) The rules of construction stated in Section 1.03 of the Original Indenture shall apply to this First Supplemental Indenture.

         Section 3. GUARANTEE OF ADDITIONAL GUARANTOR. The Additional Guarantor agrees to make and deliver to the Trustee a Guarantee in the form of Exhibit A hereto. Effective upon the effective date of such Guarantee, the Additional Guarantor shall be a Guarantor (as defined in the Original Indenture) for all purposes, and shall be subject to the provisions (including the representation and warranties) of the Original Indenture as a Guarantor.

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be executed as of the day and year first above written.


COMPANY:                             NASH-FINCH COMPANY


                                     By:
                                        ----------------------------------------
                                     Title:
                                           -------------------------------------

GUARANTORS:                          NASH-DECAMP COMPANY


                                     By:
                                        ----------------------------------------
                                     Title:
                                           -------------------------------------

                                     T.J. MORRIS COMPANY


                                     By:
                                        ----------------------------------------
                                     Title:
                                           -------------------------------------

                                     SUPER FOOD SERVICES, INC.


                                     By:
                                        ----------------------------------------
                                     Title:
                                           -------------------------------------


                                     FORREST TRANSPORTATION
                                       SERVICES, INC.


                                     By:
                                        ----------------------------------------
                                     Title:
                                           -------------------------------------

                                     GTL TRUCK LINES, INC.


                                     By:
                                        ----------------------------------------
                                     Title:
                                           -------------------------------------


                                     PIGGLY WIGGLY NORTHLAND
                                       CORPORATION


                                     By:
                                        ----------------------------------------
                                     Title:
                                           -------------------------------------


                                     GILLETTE DAIRY OF THE BLACK
                                       HILLS, INC.


                                     By:
                                        ----------------------------------------
                                     Title:
                                           -------------------------------------


                                     NEBRASKA DAIRIES, INC.


                                     By:
                                        ----------------------------------------
                                     Title:
                                           -------------------------------------


ADDITIONAL GUARANTOR:                ERICKSON'S DIVERSIFIED
                                       CORPORATION


                                     By:
                                        ----------------------------------------
                                     Title:
                                           -------------------------------------


TRUSTEE:                             U.S. BANK TRUST NATIONAL
                                       ASSOCIATION


                                     By:
                                        ----------------------------------------
                                     Title:
                                           -------------------------------------

                                    EXHIBIT A


                                    GUARANTEE

         For value received, the undersigned hereby fully and unconditionally guarantees to the Holder of each Note the cash payments in United States dollars of principal of, premium, if any, and interest on such Note in the amounts and at the time when due and interest on the overdue principal, premium, if any, and interest, if any, on such Note, if lawful, and the payment or performance of all other obligations of the Company under the Indenture or the Notes, to the Holder of any such Note and the Trustee, all in accordance with and subject to the terms and limitations of such Note, Article Twelve of the Indenture and this Guarantee. This Guarantee will become effective as of the date hereof in accordance with Article Twelve of the Indenture and its terms shall be evidenced therein. The validity and enforceability of this Guarantee shall not be affected by the fact that it is not affixed to any particular Note. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of April 24, 1998, by and among, INTER ALIA, Nash Finch Company, the undersigned and U.S. Bank Trust National Association, as Trustee, as amended or supplemented (including as amended and supplemented by that First Supplemental Indenture dated as of June 10, 1999) (the "INDENTURE").

         The obligations of the undersigned to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article Twelve of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

         THIS NOTE GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE GUARANTOR HEREUNDER AGREES TO SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES OR THIS NOTE GUARANTEE.

         This Guarantee is subject to release upon the terms set forth in the Indenture.

         IN WITNESS WHEREOF, the undersigned Guarantor has caused this Guarantee to be duly executed.

Dated:  June 10, 1999

                                     ERICKSON'S DIVERSIFIED CORPORATION


                                     By:
                                        ----------------------------------------
                                     Title:
                                           -------------------------------------